                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement            [_] Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[_]  Definitive Additional Materials            by Rule14a-6(e)(2))
[_]  Soliciting Material Under Rule 14a-12

                                THERASENSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------

                               THERASENSE, INC.

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 19, 2002

   The Annual Meeting of Stockholders (the "Annual Meeting") of TheraSense, Inc., a Delaware corporation (the "Company"), will be held at the Hilton Oakland Airport, located at One Hegenberger Road, Oakland, California 94621, on April 19, 2002, at 2:00 p.m., Pacific time, for the following purposes:

    1. To elect Rod F. Dammeyer and Charles T. Liamos as Class I directors of the Company, each to serve until the 2005 Annual Meeting or until their respective successors have been elected or appointed.

    2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2002.

    3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

   The Board of Directors has fixed the close of business on March 8, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ Robert Brownell

                                          Robert D. Brownell
                                          Vice President, General Counsel and
                                            Secretary

Alameda, California
March 20, 2002

This Proxy Statement is dated March 20, 2002, and was first mailed to stockholders on or about March 25, 2002.

                                   IMPORTANT
  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

                               THERASENSE, INC.
                             1360 South Loop Road
                               Alameda, CA 94502

                               -----------------

                                PROXY STATEMENT

General

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of TheraSense, Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hilton Oakland Airport, located at One Hegenberger Road, Oakland, California 94621, on April 19, 2002, at 2:00 p.m., Pacific time, and any adjournment or postponement thereof.

   This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about March 25, 2002.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention:
Robert Brownell, Vice President, General Counsel and Secretary, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

   The close of business on March 8, 2002, has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 39,542,380 shares of Common Stock outstanding held of record by approximately 187 stockholders.

Voting and Solicitation

   Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by the Company as present at the Annual Meeting. Abstentions will also be counted by the Company in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

   The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone, email or facsimile. In addition, the Company may retain the services of one or more firms to assist in the solicitation of proxies, for an estimated fee of $2,500 plus reimbursement of expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

General

   The Company currently has eight authorized directorships. In accordance with the terms of the Company's amended and restated certificate of incorporation, the terms of office of the directors are divided into three classes:

    .  Class I, whose term will expire at the 2002 Annual Meeting;

    .  Class II, whose term will expire at the 2003 Annual Meeting; and

    .  Class III, whose term will expire at the 2004 Annual Meeting.

The Class I directors are Ephraim Heller and Annette J. Campbell-White, the Class II directors are W. Mark Lortz, Mark J. Gainor and Ross A. Jaffe, M.D., and the Class III directors are Michael M. McNamara, Robert R. Momsen and Richard P. Thompson. At each Annual Meeting, or special meeting in lieu thereof, after the initial classification of the Board, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third Annual Meeting following election or special meeting held in lieu thereof. Ephraim Heller, a director of the Company, is the son of Dr. Adam Heller, the Company's Chief Scientific Advisor. There are no other family relationships among any of the Company's directors and executive officers.

Nominees for Class I Directors

   Ephraim Heller and Annette Campbell-White have decided not to seek re-election to the Board as the Class I directors. The Company thanks Mr. Heller and Ms. Campbell-White Heller for their valuable contributions to the Company and wishes Mr. Heller and Ms. Campbell-White the best of luck with their future endeavors. The Board has nominated the two persons named below to serve as Class I directors until the 2005 Annual Meeting at which Class I directors are elected or until their successors are duly elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute. The Board has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

   The names of the Company's nominees for Class I directors and their ages as of March 1, 2002 are set forth below:

                             Name of Director  Age
                             ----------------  ---
                             Rod F. Dammeyer.. 61
                             Charles T. Liamos 42

   Rod F. Dammeyer is currently the president of CAC, llc, a private company offering capital investment and management advisory services. From 1995 until his retirement in June 2000, Mr. Dammeyer was a managing partner of Equity Group Investments, Inc., a corporate investment company. From 1985 to 1995, he was the chief executive officer of Itel Corporation, a conglomerate that owned the world's largest dredging company and the world's largest railcar leasing and cargo container leasing companies. Mr. Dammeyer is a member of the boards of directors of Arris Group, Inc., GATX Corporation, Peregrine Systems, Inc., Stericycle, Inc., and TeleTech Holdings, Inc., in addition to several private companies. He is also a trustee of Van Kampen Closed-End Funds and the University of Chicago Hospitals and Health Systems. Mr. Dammeyer holds a B.S. degree in Accounting from Kent State University.

   Charles T. Liamos has served as the Company's Chief Operating Officer and Chief Financial Officer since November 2001, and as the Company's Vice President and Chief Financial Officer from July 1999 to November 2001, and as the Company's Director of Purchasing and Finance from April 1998 to July 1999. From May 1995 to April 1998, Mr. Liamos was Director, Worldwide Sourcing at LifeScan, Inc., a division of Johnson & Johnson, a diversified health care company. He holds a B.S. in Business Administration from the University of Vermont and is a graduate of the General Electric Financial Management Program.

Class II Directors

   The names of the Company's Class II directors and their ages as of March 1, 2002, are set forth below:

                            Name of Director    Age
                            ----------------    ---
                            W. Mark Lortz...... 50
                            Mark J. Gainor..... 45
                            Ross A. Jaffe, M.D. 43

   W. Mark Lortz has served as the Company's President and Chief Executive Officer since December 1997 and as Chairman of the Board since October 1998. From July 1991 to October 1997, Mr. Lortz held several positions at LifeScan, Inc., a division of Johnson & Johnson, a diversified health care company, including Vice President, Operations and Group Vice President, Worldwide Business Operations and International Franchise Development. Mr. Lortz holds an M.B.A. in Management from Xavier University and a B.S. in Engineering Science from Iowa State University.

   Mark J. Gainor has served on the Board since January 2000. Mr. Gainor currently serves as President of Lucor Holdings, LLC, a private venture capital investment company investing primarily in health care technology companies. In 1974, Mr. Gainor and his father co-founded Gainor Medical Canada, a medical supply distribution company. In 1984, Mr. Gainor took the company international, expanded operations to the United States and formed Gainor Medical USA, a multi-national manufacturer and distributor focused primarily on diabetic supplies, which was subsequently acquired by Matria Healthcare, Inc., a public-traded company. Mr. Gainor has a degree in Business Administration and Commerce from the University of Alberta, Canada.

   Ross A. Jaffe, M.D. has served on the Board since October 1998. Dr. Jaffe joined Brentwood Venture Capital, a private venture capital firm, in August 1990, and continues to serve as a Managing Member of Brentwood VIII Ventures LLC, the general partner of Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund II, L.P. Dr. Jaffe is a Managing Director of Versant Ventures, a health care-focused venture capital firm that was formed in November 1999. Dr. Jaffe holds an M.D. from the Johns Hopkins University School of Medicine and completed his residency in internal medicine at the University of California, San Francisco. He received an M.B.A. from Stanford University and an A.B. in Policy Studies from Dartmouth College.

Class III Directors

   The names of the Company's Class III directors and their ages as of March 1, 2002, are set forth below:

                            Name of Director    Age
                            ----------------    ---
                            Michael M. McNamara 45
                            Robert R. Momsen... 55
                            Richard P. Thompson 50

   Michael M. McNamara has served on the Board since May 1997. He has served as Chief Operating Officer of Flextronics International Ltd., an electronics manufacturing services provider, since November 2001, and as Flextronic's President, Americas Operations from April 1994 to October 2001. Mr. McNamara received a B.S. from the University of Cincinnati and an M.B.A. from Santa Clara University.

   Robert R. Momsen has served on the Board since October 1998. He has been a General Partner at InterWest Partners, a private venture capital firm, since September 1982. Mr. Momsen serves as a director of ArthroCare Corporation, a company that designs, manufactures and markets surgical instruments, and Corixa Corporation Inc., a developer of immunotherapeutic products. Mr. Momsen received a B.S. in engineering and an M.B.A. from Stanford University.

   Richard P. Thompson has served on the Board since November 1998. He has been President, Chief Executive Officer and a director of Aradigm Corporation, a developer of pulmonary drug delivery systems, since 1994 and was Chief Financial Officer of Aradigm from April 1996 until December 1996. He was named Chairman of the Board of Aradigm in August 1999. From 1991 to 1994, Mr. Thompson was President of LifeScan, Inc. In 1981, Mr. Thompson founded LifeScan, Inc., which was sold to Johnson & Johnson in 1986. Mr. Thompson holds a B.S. in biological sciences from the University of California, Irvine and an M.B.A. from California Lutheran University.

Meetings and Committees of the Board of Directors

   During the fiscal year ended December 31, 2001, the Board met seven times and acted one time by unanimous written consent. Mr. McNamara attended approximately 71% of the aggregate number of meetings of the Board. All of the other members of the Board attended more than 75% of the aggregate number of meetings of the Board. The Board has an audit committee, a compensation committee and a stock option committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

   The audit committee, which consists of Messrs. Momsen and Thompson and Dr. Jaffe, held one meeting during the last fiscal year. All of the members of the audit committee attended this meeting. The audit committee reviews and monitors the Company's financial statements and internal accounting procedures, makes recommendations to the Board regarding the selection of independent accountants and consults with and reviews the services provided by the Company's independent accountants. The audit committee operates pursuant to a written charter that has been approved and adopted by the Board. A copy of the charter is included as Appendix A to this Proxy Statement.

   The compensation committee, which consists of Ms. Campbell-White and Mr. McNamara, did not hold any formal meetings during the last fiscal year. The compensation committee reviews and recommends to the Board the compensation and benefits of our executive officers and administers our stock plans and employee benefit plans. During the last fiscal year, the Board performed the functions of the compensation committee. Members of the compensation committee met with members of the Company's management to discuss compensation and benefits issues and, following these meetings, the members of the compensation committee made recommendations to the Board regarding compensation and benefits approvals.

   The stock option committee, which consists of Mr. Lortz, held one meeting during the last fiscal year. The stock option committee may determine stock option grants for employees and consultants who are not executive officers or directors of the Company. During the last fiscal year, a majority of the Company's stock option grants were approved by the Board.

Compensation of Directors

   Directors currently receive no cash compensation for services provided in that capacity, but non-employee directors are reimbursed for their expenses incurred in connection with attending Board and committee meetings. The Board has discretion to grant options to non-employee directors from time to time under the Company's 2001 Stock Plan. Each non-employee director who joins the Board will receive a non-discretionary, automatic grant of options to purchase 30,000 shares of our Common Stock upon joining the Board. In addition, each of our non-employee directors will receive yearly non-discretionary automatic grants of options to purchase 5,000 shares of our common stock, pursuant to our 2001 Stock Plan. If Mr. Dammeyer is elected during the 2002 Annual Meeting, the Board will grant him a non-discretionary option to purchase 30,000 shares of Common Stock at a per share price equal to the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on April 18, 2002 in connection with Mr. Dammeyer becoming a member of the Board. The shares under this option vest ratably on a yearly basis over three years, subject to continued service as a member of the Board. At the conclusion of the 2002 Annual Meeting, Messrs. Gainor, McNamara, Momsen and Thompson and Dr. Jaffe will be granted non-discretionary options to purchase 5,000 shares of Common Stock at a per share price equal to the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on April 18, 2002 in connection with their continued service as members of the Board. The shares under these options vest on the one-year anniversary of the date of grant, subject to continued service as a member of the Board.

Required Vote

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF BOTH NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

General

   The Board has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited the Company's financial statements since inception in 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and are expected to be available to respond to appropriate questions.

   Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's amended and restated bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent accountants at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Required Vote

   The affirmative vote of holders of a majority of the Common Stock represented and voting at the Annual Meeting is required for the ratification of the appointment of PricewaterouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

           FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

   For the fiscal year ended December 31, 2001, the billed and estimated fees from PricewaterhouseCoopers LLP, the Company's independent accountants, are set forth below.

      Audit Fees................................................. $115,000
      All Other Fees............................................. $384,500

   The audit committee considered and determined that the accountant's provision of non-audit services is compatible with the accountant's independence. All Other Fees includes approximately $350,000 for services performed in connection with the Company's October 2001 initial public offering, $4,500 for services in connection with the Company's filing of S-8 and S-8/S-3 registration statements registering shares of the Company's Common Stock subject to its equity incentive plans, and $30,000 for work related to tax issues.

                         BOARD AUDIT COMMITTEE REPORT

   The audit committee of the Board, currently consists of Messrs. Momsen and Thompson and Dr. Jaffe, all of whom are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities

Dealers' listing standards. The audit committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reports practices of the Company and such other duties as directed by the Board. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

   The audit committee reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001 with the Company's management. The audit committee also discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the auditor's responsibilities, any significant issues arising during the audit, and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The audit committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants the independent accountants' independence. Based on its review and the discussions noted above, the audit committee recommended to the Board that the Company's financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

Ross A. Jaffe, M.D.
Robert R. Momsen
Richard P. Thompson

                                  MANAGEMENT

   Our executive officers and other key employees and their ages as of March 1, 2002, are as follows:

  Name                      Age                    Position
  ----                      --- ----------------------------------------------
  W. Mark Lortz............ 50  Chairman of the Board, Chief Executive Officer
                                and President
  Charles T. Liamos........ 42  Chief Operating Officer and Chief Financial
                                Officer
  Tae Andrews.............. 39  Vice President of Marketing and Sales
  W. Patrick Bengtsson..... 45  Vice President of Intellectual Property
  Robert D. Brownell....... 40  Vice President, General Counsel and Secretary
  Eve A. Conner, Ph.D...... 56  Vice President of Quality Assurance and
                                Regulatory Affairs
  Timothy T. Goodnow, Ph.D. 40  Vice President of Research and Development
  Claire D. Heiss.......... 55  Vice President of Operations
  Adam Heller, Ph.D........ 69  Co-Founder and Chief Scientific Advisor
  Lawrence W. Huffman...... 57  Vice President of International Business
                                Development
  Holly D. Kulp............ 44  Vice President of Professional Relations and
                                Customer Services
  Mark C. Tatro............ 39  Vice President of Finance
  Nan T. Watanabe, Ph.D.... 46  Vice President of Human Resources

   For a biographical summary of W. Mark Lortz and Charles T. Liamos, see "Election of Directors."

   Tae Andrews has served as the Company's Vice President of Marketing and Sales since May 1999. From January 1997 to May 1999, Mr. Andrews was the Vice President of Marketing for Enamelon, Inc., a start-up oral care technology company. From July 1994 to January 1997, Mr. Andrews was a Senior Product Manager for Kraft Foods, a consumer packaged foods company. Mr. Andrews holds an M.B.A. from Columbia University and a B.S. in Engineering and Political Science from the United States Naval Academy.

   W. Patrick Bengtsson has served as the Company's Vice President of Intellectual Property since January 2001. From August 1998 to January 2001, Mr. Bengtsson was a partner at Pillsbury Winthrop LLP, an international law firm, where he headed the San Francisco patent practice and was co-chairman of the national intellectual property practice. From January 1992 to August 1998, Mr. Bengtsson was a partner at Limbach & Limbach L.L.P., a law firm that specialized in the practice of intellectual property law. Mr. Bengtsson holds a J.D., cum laude, from the University of San Diego School of Law and a B.S. in Chemical Engineering from the University of California, Berkeley. Mr. Bengtsson is a registered patent attorney.

   Robert D. Brownell has served as the Company's Vice President and General Counsel since March 2001 and Secretary since June 2001. From June 2001 to December 2001, Mr. Brownell served as the Company's Vice President of Human Resources. From February 1996 to April 2000, Mr. Brownell was a member of Wilson Sonsini Goodrich & Rosati, P.C., a leading technology law firm. Prior to becoming a member, Mr. Brownell was an associate at Wilson Sonsini Goodrich & Rosati, P.C. Mr. Brownell holds a J.D. from the University of California, Los Angeles and a B.A. in Jurisprudence and Social Policy from the University of California, Berkeley.

   Eve A. Conner, Ph.D. has served as the Company's Vice President of Quality Assurance and Regulatory Affairs since January 1999. From June 1996 to December 1998 she served as Vice President, Clinical/Regulatory Affairs and Quality Assurance for Somnus Medical Technologies, Inc., a manufacturer of electrosurgical devices. From October 1991 to June 1996, Dr. Conner was Vice President, Regulatory/Clinical Affairs and Quality Assurance for Baxter Healthcare's Novacor Division, a manufacturer of implantable heart assist devices. Dr. Conner holds a Ph.D. in Pharmacology from the University of Minnesota and a B.A. in Biology from Keuka College.

   Timothy T. Goodnow, Ph.D. has served as the Company's Vice President of Research and Development since November 2000. From June 1999 to October 2000, Dr. Goodnow held the position of Vice President of Research and Development for Verax Biomedical Incorporated, a blood safety start-up company. From July 1998 to June 1999, Dr. Goodnow served in the capacity of Vice President of Research and Development for ZymeQuest, Inc., a start-up company specializing in the development of enzymic blood conversion processing systems for use in blood transfusion medicine. From January 1983 to July 1998, he served in various positions of increasing responsibility, including Vice President of Research and Development for Baxter Healthcare/Dade Behring, a global corporation providing products and support services to clinical laboratories. Dr. Goodnow holds a B.S. and Ph.D. in Chemistry from the University of Miami.

   Claire D. Heiss has served as the Company's Vice President of Operations since August 1999. From May 1994 to November 1997, Ms. Heiss served as the Vice President and General Manager of Cooking Products for AB Electrolux's Frigidaire Company, a producer of major appliances for the home. She took a brief retirement from November 1997 until August 1999. Ms. Heiss has over twenty five years of operations experience with General Electric and Motorola. Ms. Heiss holds a B.S. in Industrial Engineering from the University of Illinois and has served as an examiner for the Malcolm Baldrige National Quality Award, a management standards organization.

   Adam Heller, Ph.D. co-founded the Company with Ephraim Heller in December 1996 and has served as the Company's Chief Scientific Advisor since the founding. Since August 1988, Dr. Heller has been the Ernest Cockrell, Sr. Chair in Engineering at the University of Texas at Austin. He is a Member of the National Academy of Engineering of the United States of America. Dr. Heller was awarded an honorary doctorate by Sweden's Uppsala University and awards from the American Chemical Society, the Royal Society of Chemistry (U.K.) and The Electrochemical Society. Dr. Heller has a Ph.D. in Chemistry, and an M.Sc. in Chemistry and Physics from the Hebrew University in Jerusalem. He did postdoctoral research at the University of California, Berkeley and at Bell Laboratories, a research and development organization.

   Lawrence W. Huffman has served as the Company's Vice President of International Business Development since December 2000. From March 1995 to December 2000, Mr. Huffman held various positions at MediSense Inc., a glucose monitoring company, and following its acquisition of MediSense, at Abbott Laboratories, a diversified health care company, including Vice President of International Sales and Marketing and Vice President of Business Development. Mr. Huffman holds an M.B.A. from the Wharton School of Business at the University of Pennsylvania and a B.S. in Economics from the University of Pennsylvania.

   Holly D. Kulp has served as the Company's Vice President of Professional Relations and Customer Service since January 1999. From October 1986 to December 1998, she held numerous positions at LifeScan, Inc., including the position of Vice President of Quality Assurance, Regulatory Affairs and Legal from April 1994 through December 1998. Ms. Kulp holds a M.Ed. in Medical Education from Vanderbilt University and a BS. In Dietetics and Distributed Sciences from David Lipscomb University.

   Mark C. Tatro has served as the Company's Vice President of Finance since December 2001 and as the Company's Corporate Controller from June 2000 to December 2001. From September 1996 to June 2000, Mr. Tatro was Vice President of Finance for Gatan Inc., a scientific equipment manufacturing company.
Mr. Tatro holds a B.S. in Accounting from Florida State University.

   Nan T. Watanabe has served as the Company's Vice President of Human Resources since January 2002. Prior to that, in June 1999 she founded and is the principal of Z Dimensions, a human resources consulting services firm. Through Z Dimensions, Dr. Watanabe provided organizational development consulting services to the Company from May 2001 through December 2001. From September 1996 to August 1999, Dr. Watanabe was the Director of Organizational Development at International Network Services, an enterprise networking services and solutions company. Dr. Watanabe holds a B. Mus. Ed. in Music Education from Lawrence University and a M.S. in Music Education and a Ph.D. in Instructional Technology from the University of Illinois.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002, by:

    . each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock;

    .  each of the Company's directors and director nominees;

    . the Company's Chief Executive Officer and next four highest compensated executive officers for whom information is given in the Summary Compensation Table in this Proxy Statement (the "Named Executive Officers"); and

    .  all directors, director nominees and executive officers as a group.

   Percentage of beneficial ownership is based on 39,542,380 shares of Common Stock outstanding as of March 1, 2002.

   Except as otherwise noted, the address of each person listed in the table is c/o TheraSense, Inc., 1360 South Loop Road, Alameda, CA 94502, and, unless otherwise indicated in the footnotes below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                        Shares Beneficially
                                                                                               Owned
                                                                                        ------------------
Name and Address of Beneficial Owner                                                    Number (1)  Percent
------------------------------------                                                    ----------  -------
Five Percent Stockholders
InterWest Partners (2).................................................................  4,847,983   12.26%
Brentwood Venture Capital (3)..........................................................  3,640,883    9.21%
Delphi Ventures (4)....................................................................  3,302,941    8.35%
E. Heller & Company....................................................................  3,129,375    7.91%
Sequoia Capital (5)....................................................................  2,382,492    6.03%
Disetronic Holdings AG (6).............................................................  2,352,941    5.95%
Lehman Brothers (7)....................................................................  2,294,116    5.80%

Directors, Director Nominees and Named Executive Officers
W. Mark Lortz (8)......................................................................    944,565    2.37%
Charles T. Liamos (9)..................................................................    251,724       *
W. Patrick Bengtsson (10)..............................................................     57,621       *
Timothy T. Goodnow, Ph.D. (10).........................................................     78,395       *
Lawrence W. Huffman (11)...............................................................     77,913       *
Ephraim Heller (12)....................................................................  3,129,375    7.91%
Annette J. Campbell-White (13).........................................................  1,816,001    4.59%
Mark J. Gainor (14)....................................................................  1,040,634    2.63%
Ross A. Jaffe, M.D. (3)(15)............................................................  3,656,717    9.24%
Michael M. McNamara (15)...............................................................     59,178       *
Robert R. Momsen (16)..................................................................  3,372,986    8.53%
Richard P. Thompson (15)...............................................................     47,034       *
Rod F. Dammeyer (17)...................................................................    355,150       *
All directors, director nominees and all executive officers as a group (20 people) (18) 15,757,722   38.54%

--------
*  Less than one percent.

(1) This table is based on information supplied by directors, director nominees, all executive officers (including the Named Executive Officers) and principal stockholders of the Company and on any Schedules 13D or

   13G filed with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 1, 2002 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

(2) The InterWest Partners shares include 3,228,289 shares purchased by InterWest Partners VI, L.P., 1,449,082 shares purchased by InterWest Partners VII, L.P., 101,216 shares purchased by InterWest Investors, VI, L.P., and 69,396 shares purchased by InterWest Investors, VII, L.P. InterWest Partners VII, L.P. and InterWest Investors VII, L.P. are managed by InterWest Management Partners VII, LLC. InterWest Management Partners VII, LLC has sole voting and investment control over shares owned by InterWest Partners VII and InterWest Investors VII. The managing directors of InterWest Management Partners VII, LLC are Harvey B. Cash, Alan W. Crites, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Gilbert H. Kliman, Thomas L. Rosch and Arnold L. Oronsky. Stephen C. Bowsher is a venture member. Managing Directors and Venture members share voting and investment control. InterWest Management Partners VI, LLC has sole voting and investment control over the shares held by InterWest Partners VI, L.P. and InterWest Investors VI, L.P. Managing Directors are Harvey B. Cash, Alan W. Crites, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Robert R. Momsen (one of the Company's directors) and Arnold L. Oronsky. The sole Venture Member is Gilbert H. Kliman. Managing Directors and Venture Members share voting and investment control. The address of InterWest Partners is 3000 Sand Hill Road, Building 3, Suite 255, Menlo Park, California 94025.

(3) The Brentwood Venture Capital shares include 3,495,247 shares purchased by Brentwood Associates VIII, L.P. and 145,636 shares purchased by Brentwood Affiliates Fund II, L.P. Brentwood VIII Ventures LLC, the general partner of Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund II, L.P., has sole voting and dispositive power over these shares. The managing members of Brentwood VIII Ventures LLC, Dr. Ross A. Jaffe (one of the Company's directors), Brian G. Atwood, Jeffrey C. Brody, G. Bradford Jones, William J. Link and John L. Walecka, share voting and investment control over the shares held by these funds, but none of them individually possesses voting or dispositive power over the shares. The managing members disclaim beneficial ownership of these shares except to the extent of their respective pecuniary interests therein. The address of each of the Brentwood entities referred to herein is 11150 Santa Monica Blvd., Suite 1200, Los Angeles, California 90025.

(4) The Delphi Ventures shares include 2,389,336 shares purchased by Delphi Ventures III, L.P., 853,002 shares purchased by Delphi Ventures IV, L.P., 43,017 shares purchased by Delphi BioInvestments III, L.P. and 17,586 shares purchased by Delphi BioInvestments IV, L.P. The managing members of Delphi Management Partners III, L.L.C., which is the general partner of Delphi Ventures III, L.P. and Delphi BioInvestments III, L.P., disclaim beneficial ownership except to the extent of their pecuniary interest therein. The managing members of Delphi Management Partners III, L.P., all of whom share voting and dispositive power over these shares, are James J. Bochnowski, David L. Douglass and Donald J. Lothrop. The managing members of Delphi Management Partners IV, L.L.C., which is the general partner of Delphi Ventures IV, L.P. and Delphi BioInvestments IV, L.P., disclaim beneficial ownership except to the extent of their pecuniary interest therein. The managing members of Delphi Management Partners IV, L.P., all of whom share voting and dispositive power over these shares, are James J. Bochnowski, David L. Douglass and Donald J. Lothrop. The address of Delphi Ventures is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, California 94025.

(5) The Sequoia Capital shares include 1,618,421 shares purchased by Sequoia Capital VII, 78,947 shares purchased by Sequoia Technology Partners VII, 44,856 shares purchased by Sequoia International Partners, 52,033 shares purchased by Sequoia 1997, LLC, 517,647 shares purchased by Sequoia Capital Franchise Fund, and 70,588 shares purchased by Sequoia Capital Franchise Partners. The general partner of Sequoia Capital VII, Sequoia Technology Partners VII and Sequoia International Partners is SC VII Management-A, LLC., whose managing members are Douglas Leone, Michael Moritz, Thomas McMurray, Thomas

   Stephenson and Mark Stevens. These individuals also have signing power over Sequoia 1997, LLC. The general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners is SCFF Management, LLC, whose managing members are Michael Goguen, Douglas Leone, Michael Moritz, Thomas Stephenson and Mark Stevens. The managing members of the respective funds share voting and investment control over all shares held by those funds. The address of Sequoia Capital is 3000 Sand Hill Road, Building 4, Suite 280, Menlo Park, California 94025.

(6) The address of Disetronic Holding AG is Brunnmattstrasse 6, Burgdorf, CH 3401 Switzerland.

(7) The Lehman Brothers shares include 957,193 shares purchased by LB I Group, Inc., 832,235 shares purchased by Lehman Brothers Venture Partners, L.P., and 504,688 shares purchased by Lehman Brothers Venture Capital Partners I, L.P. The above-listed entities are controlled by subsidiaries of Lehman Brothers Holdings, Inc., a publicly held corporation. The address of Lehman Brothers is 3 World Financial Center, 8th Floor, New York, New York 10285-0800.

(8) Includes 352,075 shares underlying options exercisable within sixty days of March 1, 2002 and 592,490 shares held by the W. Mark Lortz And Patrice Rae Lortz, Co-Trustees or Successor Trustee, of the W. Mark Lortz and Patrice Rae Lortz Revocable Living Trust, under Agreement Dated February 10, 1999, as community property.

(9) Includes 71,299 shares underlying options exercisable within sixty days of March 1, 2002.

(10) Consists of shares underlying options exercisable within sixty days of March 1, 2002.

(11) Includes 57,913 shares underlying options exercisable within sixty days of March 1, 2002.

(12) Represents 3,129,375 shares owned by E. Heller & Co., of which Ephraim Heller is the controlling stockholder. Mr. Heller disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13) Includes 1,561,873 shares purchased by MedVentures Associates II, L.P., 225,694 shares purchased by MedVentures Associates III, L.P., and 9,600 shares purchased by MedVen Affiliates III, L.P. Ms. Campbell-White is a member of MedVentures Associates Management II Co., LLC, which is the general partner of MedVentures Associates II, and a member of MedVentures Associates Management III Co., LLC, which is the general partner of MedVentures Associates III, L.P. and MedVen Affiliates III, L.P. Ms. Campbell-White disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein. Annette Campbell-White and George Choi share voting and investment control in MedVentures Associates Management II Co., LLC, and MedVentures Associates Management II Co., LLC. Also includes 15,834 shares underlying options exercisable within sixty days of March 1, 2002. The address of MedVentures Associates is 4 Orinda Way, Building D, Suite 150, Orinda, California 94563.

(14) Includes 950,000 shares owned by MJG Partners, L.P., of which Mr. Gainor is president. Mr. Gainor disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 15,834 shares underlying options exercisable within sixty days of March 1, 2002. The address of MJG Partners, L.P. is 40301 Fisher Island Drive, Fisher Island, Florida 33109.

(15) Includes 15,834 shares underlying options exercisable within sixty days of March 1, 2002.

(16) Includes shares purchased by InterWest Partners, as follows: 3,228,289 shares purchased by InterWest Partners VI, L.P. and 101,216 shares purchased by InterWest Investors VI, L.P. Mr. Momsen is a general partner of InterWest Partners VI, L.P. and InterWest Investors VI, L.P., and a limited partner of InterWest Investors VI, L.P. Mr. Momsen disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 15,834 shares underlying options exercisable within sixty days of March 1, 2002.

(17) Includes 177,575 shares purchased by the DRD Family Partnership, L.P. Mr. Dammeyer is the general partner of the DRD Family Partnership, L.P. Mr. Dammeyer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(18) Includes 1,345,311 shares underlying options exercisable within sixty days of March 1, 2002.

                      COMPENSATION OF EXECUTIVE OFFICERS

   The following table provides certain summary information concerning the compensation received for services rendered to the Company during the fiscal years ended December 31, 2001 and 2000 by each of the Named Executive Officers as of December 31, 2001.

Summary Compensation Table

                                                                                Long Term
                                                      Annual Compensation      Compensation
-                                                --------------------------    ------------
                                                                                Securities
                                                                                Underlying   All Other
Name and Principal Position                 Year   Salary          Bonus        Options(3)  Compensation
---------------------------                 ---- -----------    -----------    ------------ ------------
W. Mark Lortz.............................. 2000 $250,000.00    $ 25,000.00(1)   525,000             --
Chief Executive Officer and President       2001 $265,465.00    $159,250.00(2)   350,000             --

Charles T. Liamos.......................... 2000 $159,999.96             --      110,500             --
Chief Operating Officer and Chief Financial 2001 $189,616.00    $ 75,000.00(2)   127,400             --
  Officer

W. Patrick Bengtsson (4)................... 2000          --             --      150,000             --
Vice President of Intellectual Property     2001 $191,539.00    $ 59,000.00(2)    45,000             --

Timothy T. Goodnow, Ph.D................... 2000 $ 44,125.00(5)          --      180,000             --
Vice President of Research and Development  2001 $201,924.00    $ 59,777.00(2)    43,800     $45,023.00(7)

Lawrence W. Huffman........................ 2000 $ 22,179.33(6)          --      150,000             --
Vice President of International Business    2001 $194,924.00    $ 65,000.00(2)    50,000             --
  Development

--------
(1) Represents a bonus earned in 2000 but paid in 2001.

(2) Represents a bonus earned in 2001 but paid in 2002.

(3) On January 29, 2002, our board of directors granted the following options to purchase shares of our Common Stock to our named executive officers: W. Mark Lortz, our President, Chief Executive Officer and Chairman of the Board, was granted an option to purchase 150,000 shares; Charles T. Liamos, our Chief Operating Officer and Chief Financial Officer, was granted an option to purchase 20,000 shares; W. Patrick Bengtsson, our Vice President of Intellectual Property, was granted an option to purchase 12,000 shares; Timothy T. Goodnow, Ph.D., our Vice President of Research and Development, was granted an option to purchase 8,000 shares; and Lawrence W. Huffman, our Vice President of International Business Development, was granted an option to purchase 10,000 shares. Each option has an exercise price of $20.49 per share and vests at a rate 1/48/th per month over a four-year period, commencing January 1, 2002. /

(4) Mr. Bengtsson accepted his employment offer with the Company in December 2000, and his employment with the Company commenced in January 2001.

(5) Mr. Goodnow's employment with the Company commenced in November 2000.

(6) Mr. Huffman's employment with the Company commenced in December 2000.

(7) Consists of relocation payments made to Mr. Goodnow in 2001.

Option Grants in Last Fiscal Year

   The following table provides summary information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not reflect management's projections of future performance of the Company's stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                                                           Potential Realizable Value at
                                                                           Assumed Annual Rates of Stock
                                                                           Price Appreciation For Option
                                         Individual Grants                            Term(4)
-                         ------------------------------------------------ -----------------------------
                                     Percent of
                                       Total
                          Number of   Options
                          Securities Granted to Exercise
                          Underlying Employees   Price
                           Options   in Fiscal    Per
Name                      Granted(1)  Year(2)   Share(3)  Expiration Date        5%            10%
----                      ---------- ---------- -------- ----------------- -------------  -------------
W. Mark Lortz............  250,000      8.48%    $ 9.00     August 3, 2011 $1,415,012.90  $3,585,920.50
                           100,000      3.39%    $23.80  December 14, 2011 $1,496,769.00  $3,793,107.05

Charles T. Liamos........   37,400      1.27%    $ 9.00     August 3, 2011 $  211,685.90  $  536,453.71
                            90,000      3.05%    $23.80  December 14, 2011 $1,347,092.00  $3,413,796.35

W. Patrick Bengtsson.....   30,000      1.02%    $ 9.00     August 3, 2011 $  169,801.50  $  430,310.46
                            15,000      0.51%    $23.80  December 14, 2011 $  224,515.00  $  568,966.00

Timothy T. Goodnow, Ph.D.   28,800      0.98%    $ 9.00     August 3, 2011 $  163,009.00  $  413,098.00
                            15,000      0.51%    $23.80  December 14, 2011 $  224,515.00  $  568,966.00

Lawrence W. Huffman......   30,000      1.02%    $ 9.00     August 3, 2011 $  169,801.50  $  430,310.46
                            20,000      0.68%    $23.80  December 14, 2011 $  299,353.80  $  758,621.00

--------
(1) Options granted on August 3, 2001 were granted under the Company's 1997 Stock Plan. Options granted on December 14, 2001 were granted under the Company's 2001 Stock Plan. In general, the shares vest over 48 months from the date of grant.

(2) Based on an aggregate of 2,949,000 options granted by the Company during the fiscal year ended December 31, 2001 to employees, directors of and consultants to the Company, including the Named Executive Officers.

(3) The exercise price per share of each option granted on August 3, 2001 was determined in good faith by the Board. The exercise price per share of each option granted on December 14, 2001 was equal to the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on the trading day immediately prior to the date of grant by the Board.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year 2001 and Fiscal Year-End Option Values

   The following table provides summary information concerning the shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 2001. The value of unexercised in-the-money options is calculated based on the difference between the exercise price of the option and $24.80, the fair market value of the Common Stock at December 31, 2001. None of the Named Executive Officers exercised stock options to purchase shares of our Common Stock during the last fiscal year.

                              Number of Securities      Value of Unexercised
                             Underlying Unexercised     In-the-Money Options
                           Options at Fiscal Year-End    at Fiscal Year-End
                           -------------------------- -------------------------
 Name                      Exercisable  Unexercisable Exercisable Unexercisable
 ----                      -----------  ------------- ----------- -------------
 W. Mark Lortz............   256,243       618,757    $5,401,727   $9,918,273
 Charles T. Liamos........    48,509       189,391    $  990,665   $2,008,655
 W. Patrick Bengtsson.....    39,999       155,001    $  781,984   $2,677,016
 Timothy T. Goodnow, Ph.D.    58,647       165,153    $1,151,615   $2,882,425
 Lawrence W. Huffman......    39,999       160,001    $  781,984   $2,682,016

Change of Control and Severance Agreements

   The Company has agreements with each of its executive officers that contain provisions that will be triggered in the event of a change of control. Upon a change of control, the Company's executive officers will receive accelerated vesting on 75% of their then unvested shares and the remaining unvested shares will vest in the event their employment relationship is terminated under certain circumstances thereafter. In addition, Mr. Lortz is entitled to receive a severance payment equal to six months of his then current salary in the event he is terminated without cause.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The compensation committee of the Board currently consists of Ms. Campbell-White and Mr. McNamara, both of whom are outside directors of the Company. The compensation committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The following is the report of the compensation committee describing compensation policies and reasons therefore applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2001. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

Compensation Philosophy and Review

   The Company's executive compensation program is designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive medical device industry. Executive compensation currently consists of a base salary, long-term equity incentives, annual incentive plans and other compensation and benefit programs generally available to other employees.

   The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the compensation committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

Base Salaries

   Base salary levels for the Chief Executive Officer and other executive officers are intended to compensate executives competitively within the medical device industry. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. The compensation committee reviews base salaries for executives annually.

Long-Term Equity Incentives

   The Company provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of the Company. Stock options are generally granted at an exercise price equal to 100% of the fair market on the date of grant and have a ten-year term provided that the optionee is still employed by the Company. For the initial stock option grant to an executive officer, the stock option generally vests 25% after the first year of employment with the Company and monthly thereafter for the following 36 months. For subsequent stock option grants to an executive officer, the stock option generally vests in installments over 48 months from the date of grant. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with the Company. When determining the number of stock options to be awarded to an executive officer, the compensation committee considers the executive's current contribution to the Company's performance, the executive officer's anticipated contribution in meeting the Company's long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other medical device companies. The compensation committee also reviews stock option levels upon the promotion of officers and other employees.

Annual Incentive Plans

   The Company provides for annual cash bonuses and grants of long-term equity incentives. These annual incentives are available to executive officers and all other employees, and are intended to provide a direct link between employee compensation and the achievement of corporate and individual objectives. An additional objective of the annual incentives is to make significant distinctions between the Company's top performers and others. Each individual's target bonus for cash and stock is based on a percentage of base salary and initial stock option grant, respectively. At the beginning of each year the Company sets certain corporate goals (including financial performance goals). In addition, each employee has individual goals to support the achievement of the corporate goals. At the end of the year, performance of the Company against the corporate goals is assessed and this determines the total available cash and stock option pools, if any. Individual bonuses from these two pools are determined based on the achievement of individual goals and any additional contributions toward achieving the corporate goals. Assuming the Company meets its objectives: top performers can receive amounts in excess of their target bonus; average performers may receive less than their target bonus; and some employees may not receive a bonus. Based upon achievement toward the Company's corporate goals and each individual's contribution, the compensation committee recommended (and the full Board granted) stock option grants in August 2001 and December 2001 for the Chief Executive Officer of 350,000 shares and for the other Named Executive Officers of an aggregate of 249,300 shares. These options vest monthly over 48 months from the date of grant.

Other Compensation

   The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including the Company's Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

Compensation for Chief Executive Officer

   W. Mark Lortz is President, Chief Executive Officer and Chairman of the Board. The compensation committee reviews Mr. Lortz's compensation annually using the same criteria and policies as are employed for other executive officers. Mr. Lortz's compensation was initially determined in part by the terms of an employment agreement entered into upon his acceptance of employment with the Company in December 1997. However, the compensation committee retains the discretion to increase Mr. Lortz's compensation to levels above those provided in the employment agreement. Mr. Lortz received an increase in base salary from $250,000 during fiscal 2000 to $265,465 for fiscal 2001. The compensation committee based its decision to increase Mr. Lortz's base salary on a variety of factors, including performance of the Company during fiscal 2000, his leadership skills, the increasing scope and responsibility of the Chief Executive Officer's office and comparisons of chief executive officer compensation levels for companies of similar size and maturity. The compensation committee also focused on the performance of the Company during the 2000 fiscal year in setting base salary for the 2001 fiscal year, noting that the Company had obtained FDA clearance for FreeStyle and successfully launched it. Mr. Lortz received bonuses under the annual incentive plan equal to 60% of his base salary for fiscal 2001, or $159,250, in recognition of his significant contributions in leading the Company to its achievements in the 2001 fiscal year, including completion of the Company's initial public offering, a new product introduction, and a significant increase in FreeStyle sales. In addition, he received stock option grants in fiscal 2001 as described above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Annette J. Campbell-White
Michael M. McNamara

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No member of the Board or the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or compensation committee.

                          RELATED-PARTY TRANSACTIONS

Common Stock Issuances

   In March 1999, the Company issued W. Mark Lortz, the Company's President, Chief Executive Officer and Chairman of the Board, 144,990 shares of its Common Stock at a price of $0.50 per share. The shares issued to Mr. Lortz are subject to a restricted stock purchase agreement. The agreement provides that the shares are subject to a right of repurchase in the Company's favor, which right lapses over a four-year period. As of March 1, 2002, 99,681 of the shares are fully vested, and 45,309 of the shares remain subject to the Company's right of repurchase.

   In July 1998, the Company issued 62,500 shares of its Common Stock to Charles T. Liamos, the Company's Chief Operating Officer and Chief Financial Officer, at a price of $0.28 per share. In March 1999, the Company issued Mr. Liamos 30,375 shares of its Common Stock at a price of $0.50 per share. In September 1999, the Company issued Mr. Liamos 87,500 shares of its Common Stock at a price of $0.70 per share. The shares issued to Mr. Liamos are subject to restricted stock purchase agreements. The agreements each provide that the shares are subject to a right of repurchase in the Company's favor, which right lapses over a four-year period. As of March 1, 2002, an aggregate of 131,040 of the shares are fully vested and 49,335 of the shares remain subject to the Company's right of repurchase.

Preferred Stock Issuances

   From October 1998 through April 2001, the Company sold shares of our preferred stock in private financings as follows:

    . 7,142,851 shares of Series B preferred stock at a price of $2.10 per share in October 1998 and February 1999;

    . 8,490,159 shares of Series C preferred stock at a price of $5.00 per share in February 2000; and

    . 6,643,371 shares of Series D preferred stock at a price of $8.50 per share in January, February and April 2001.

   Each share of preferred stock automatically converted into one share of Common Stock upon the closing of the Company's initial public offering in October 2001. The investors in these financings included the following executive officers, directors, director nominees and holders of more than 5% of the Company's securities and their affiliated entities:

Investor                                          Series B  Series C  Series D
--------                                          --------- --------- ---------
Brentwood Venture Capital (1).................... 3,123,236   400,000   117,647
Delphi Ventures and affiliates...................   238,095   800,000   470,588
InterWest Partners (2)........................... 3,123,237 1,254,160   470,588
Lehman Brothers and affiliates...................        -- 1,999,999   294,117
MedVentures Associates and affiliates (3)........   476,190   200,000   323,529
MJG Partners, L.P. (4)...........................             800,000   150,000
Sequoia Capital and affiliates...................        --        --   588,235
Disetronic Holding AG............................        --        -- 2,352,941
Robert D. Brownell...............................     3,571     4,300        --
Claire D. Heiss..................................        --    10,000        --
Lawrence W. Huffman..............................        --        --    20,000
Robert R. Momsen.................................        --        --    17,647
Rod F. Dammeyer..................................        --   300,000    55,150

--------
(1) Ross A. Jaffe, M.D., one of the Company's directors, is a Managing Member of Brentwood VIII Ventures LLC, the General Partner of Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund II, L.P. The

   Brentwood Venture Capital shares include shares purchased by Brentwood Associates VIII, L.P. and Brentwood Affiliates Fund II, L.P.

(2) Robert R. Momsen, one of the Company's directors, is a General Partner of InterWest Partners VI, L.P and InterWest Investors VI, L.P. The InterWest Partners shares include shares purchased by InterWest Partners VII, L.P., InterWest Partners VI, L.P., InterWest Investors, VII, L.P., and InterWest Investors, VI, L.P.

(3) Annette J. Campbell-White, one of the Company's directors, is the Managing Partner of MedVentures Associates II and III.

(4) Mark J. Gainor, one of the Company's directors, is President of MJG Partners, L.P.

Common Stock Issuances

   In October 2001, the Company sold shares of its Common Stock in its initial public offering to members of the Board and certain individuals affiliated with the Company's 5% or more stockholders at the initial public offering price of $19.00 per share are follows:

                                                                      Common
Investor                                                              Stock
--------                                                              ------
Director
--------
Annette J. Campbell-White............................................  3,000
Mark J. Gainor....................................................... 74,800
Robert R. Momsen..................................................... 10,000
Richard P. Thompson..................................................  1,200

Others
------
David Douglass (1)................................................... 10,000

--------
(1) David Douglass is a managing member of Delphi Management Partners III, L.P., the general partner for several Delphi Ventures venture capital investment funds that own more than 5% of the Company's outstanding Common Stock.

Indemnification Agreements of Officers and Directors

   The Company's amended and restated certificate of incorporation and amended and restated bylaws provide that the Company will indemnify each of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, the Company has entered into indemnification agreements with each of its directors and officers.

Loans to Directors and Executive Officers

   In December 1997 and March 1999, the Company loaned an aggregate of $135,145 to W. Mark Lortz, the Company's President, Chief Executive Officer and Chairman of the Board, in connection with his purchase of an aggregate of 592,490 shares of restricted Common Stock. The loans were made pursuant to two full-recourse promissory notes in the amounts of $62,650 and $72,495. The notes do not bear interest and are secured by the shares of Common Stock purchased. The notes are payable upon the earlier of December 1, 2002 and March 5, 2003, respectively, or termination of Mr. Lortz's employment with or services to the Company.

   In July 1998, March 1999 and September 1999, the Company loaned an aggregate of $93,938 to Charles T. Liamos, the Company's Chief Operating Officer and Chief Financial Officer, in connection with the purchase of an aggregate of 180,375 shares of the Company's restricted Common Stock. The loans were made pursuant to three full-recourse promissory notes in the amounts of $17,500, $15,188 and $61,250. The notes do not bear interest and are secured by the shares of Common Stock purchased. The notes are payable upon the earlier of April 6, 2003, March 5, 2003 and September 1, 2003, respectively, or termination of Mr. Liamos' employment with or services to the Company.

Agreement with Flextronics

   In November 1999, the Company entered into an agreement with Flextronics International related to the manufacturing of the Company's FreeStyle meter. Flextronics is exclusively responsible for building the FreeStyle meter and assembling the FreeStyle System kits. The Company's contract with Flextronics expires in November 2004, and is renewable annually thereafter. This agreement may be terminated by either party upon one year's prior written notice. In 1999, 2000 and 2001, the Company purchased $261,195, $20.6 million and $40.0 million under this agreement, respectively. Michael McNamara, a member of the Board, is President of Americas Operations of Flextronics.

Agreement with Facet Technologies

   Pursuant to an agreement the Company entered into with Facet Technologies LLC in December 1998, as amended in July 2001, Facet has provided financial support for the development and design of the FreeStyle lancing device. Under the agreement, the Company is obligated to pay royalties, based upon a fixed fee per FreeStyle System kit shipped. In 1999, 2000 and 2001, the Company paid royalties to Facet of none, $331,578 and $1,101,506, respectively. Pursuant to an agreement the Company entered into with Facet in July 2001, the Company has agreed to purchase the FreeStyle lancing devices and lancets exclusively from Facet through June 1, 2007. In 1999, 2000 and 2001, the Company purchased $4,675, $402,356 and $1,697,377 of lancing devices and lancets from Facet, respectively. Mark J. Gainor, a former principal of Facet Technologies LLC and a former director of Matria Healthcare, Inc., which wholly owns Facet Technologies LLC, is a member of the Board.

Agreement with E. Heller & Co.

   In October 2000, the Company entered into a Technology Purchase Agreement with E. Heller & Co., providing for the transfer and assignment of several licenses and rights to the Company in exchange for $500,000. E. Heller & Co. is controlled by Ephraim Heller, a co-founder and member of the Board until the conclusion of the 2002 Annual Meeting.

Agreement with Adam Heller

   Dr. Adam Heller, the Company's Chief Scientific Advisor, has performed consulting services for the Company since April 1997. The terms of the Company's consulting agreement with Dr. Heller provide that the Company pay Dr. Heller a consulting fee of $1,200 per day of service, plus reimbursement for travel and business expenses. The agreement has a term of one year with automatic one-year renewals. The agreement is terminable by either party upon 30 days written notice. In 1999, 2000 and 2001, the Company paid Dr. Heller $85,760, $110,141 and $121,196, respectively, in connection with this agreement. Dr. Adam Heller is the father of Ephraim Heller, a co-founder director until the conclusion of the 2002 Annual Meeting.

Agreement with Disetronic Group

   In September 2000, the Company entered into an International Distributor Agreement with Disetronic Handels A.G. relating to the distribution of FreeStyle in Germany, Switzerland, Denmark, Austria, Sweden, Finland, Norway and the Netherlands. In February 2002, the agreement was amended to, among other things, expand Disetronic's European territory to include France, Italy and Belgium. Under terms of the agreement, as amended, Disetronic will have exclusive responsibility for sales, marketing and customer service in its territory in Europe. In addition, Disetronic is also entitled to market FreeStyle to its pump users in North America. The initial term of the Disetronic agreement, as amended, ends on December 31, 2006. At the end of the initial term, the agreement will automatically renew for additional two-year terms unless one of the parties provides written notice of termination at least one year prior to the end of the then-current term. Under the terms of the agreement, the Company received a $1.5 million nonrefundable pre-payment. Disetronic is required to meet specified minimum purchase requirements or the Company may terminate the agreement. Disetronic beneficially owns greater than 5% of the Company's outstanding shares of capital stock.

                            STOCK PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Standard and Poor's Mid Cap 400 Health Care Index. The graph assumes the investment of $100 on October 12, 2001, the date of the Company's initial public offering. The data regarding the Company assumes an investment at the initial public offering price of $19.00 per share of the Company's Common Stock. The performance shown is not necessarily indicative of future performance. The information contained in the following graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

                COMPARISON OF 2 MONTH CUMULATIVE TOTAL RETURN*
         AMONG THERASENSE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE S&P MIDCAP 400 HEALTHCARE INDEX

                                    [CHART]

           THERASENSE, INC.      NASDAQ STOCK MARKET        S&P MIDCAP 400
                                        (U.S.)                HEALTHCARE

10/12/01         100.00                100.00                  100.00
10/01            135.79                 99.27                  101.83
11/01            122.11                113.40                  108.70
12/01            130.53                114.38                  110.12

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received by the Company no later than November 25, 2002 to be included in the proxy statement and form of proxy relating to that meeting. The proposal notice must be in accordance with the requirements set forth in Section 2.2 of the Company's amended and restated bylaws. Please send any such proposals to TheraSense, Inc., 1360 South Loop Road, Alameda, California 94502, Attn:
Investor Relations, with a copy to the attention of the Company's General
Counsel.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Such executive officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the fiscal year ended December 31, 2001, all reporting persons complied with Section 16(a) filing requirements.

                                 OTHER MATTERS

   The Board knows of no other business that will be presented to the 2002 Annual Meeting. If any other business is properly brought before the 2002 Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Robert Brownell

                                          Robert D. Brownell
                                          Vice President, General Counsel and
                                            Secretary

March 20, 2002
Alameda, California

                                                                     APPENDIX A

                            AUDIT COMMITTEE CHARTER

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                      OF
                               THERASENSE, INC.

PURPOSE:

   The purpose of the Audit Committee of the Board of Directors of TheraSense, Inc. (the "Company") shall be:

    . to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    . to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

    . to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

    . to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

   The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

    1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

    2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

    3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

    . Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    . Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

    .  Reviewing fee arrangements with the independent auditors;

    . Reviewing the independent auditors' proposed audit scope, approach and independence;

    . Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

    . Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

    . Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

    . Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

    . Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

    . Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

    . Reviewing the Audit Committee's own structure, processes and membership requirements; and

    . Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

   The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

   Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

================================================================================
Proxy - TheraSense, Inc.
================================================================================

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2002 ANNUAL MEETING OF STOCKHOLDERS
APRIL 19, 2002

The undersigned stockholder(s) of TheraSense, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2002 Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2002, and hereby appoints
W. Mark Lortz, Charles T. Liamos and Robert D. Brownell, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of TheraSense, Inc. to be held April 19, 2002, at 2:00 p.m., Pacific Time, at the Hilton Oakland Airport, located at One Hegenberger Road, Oakland, California 94621, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE, IN THEIR DISCRETION, PROVIDED, THAT THEY WILL NOT VOTE IN THE ELECTION OF DIRECTORS FOR PERSONS FOR WHOM AUTHORITY TO VOTE HAS BEEN WITHHELD.

(Continued and to be signed on reverse side.)

                                                       000000 0000000000 0 0000
TheraSense, Inc.
                                                       000000000.000 ext
[GRAPHIC OF BAR CODE]                                  000000000.000 ext
MR A SAMPLE                                            000000000.000 ext
DESIGNATION (IF ANY)                                   000000000.000 ext
ADD 1                                                  000000000.000 ext
ADD 2                                                  000000000.000 ext
ADD 3                                                  000000000.000 ext
ADD 4
ADD 5                                                  Holder Account Number
ADD 6
                                                       C 1234567890     J N T

                                                       [GRAPHIC OF BAR CODE]

Use a black pen. Print in                              Mark this box with an X
      -----                 -----------------    ----- if you have made changes
CAPITAL letters inside the   A B C  1 2 3  X           to your name or address
grey areas as shown in      -----------------    ----- details above.
this example.

================================================================================
Annual Meeting Proxy Card
================================================================================

-----
  A    Election of Directors
-----
The Board of Directors recommends a vote FOR the listed nominees.

                                  For     Withhold

01 - Rod F. Dammeyer              [_]       [_]

02 - Charles T. Liamos            [_]       [_]

-----
  B    Ratification of Auditors
-----
The Board of Directors recommends a vote FOR the following proposal.

                                               For    Against    Abstain

Proposal to ratify the appointment of          [_]      [_]        [_]
PricewaterhouseCoopers LLP as TheraSense's independent auditors for the year ending
December 31, 2002.

-----
  C    Authorized Signatures - Sign Here - This section must be
-----  completed for your instructions to be executed.
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is a partnership, please sign the partnership name by an authorized person.

Signature 1                  Signature 2                  Date (dd/mm/yyyy)
---------------------------  ---------------------------  ---------------------
                                                                 /     /
---------------------------  ---------------------------  ---------------------
[_]  A607                     1 U P X